                                                                  EXHIBIT 10.71

                                                        Document number: 2006793



                                 LEASE AGREEMENT

                Produced by Land Development Agency in Sheng Zhen

                                 LEASE AGREEMENT

Landlord:    LEGEND TECH.
             -----------

Address:     Hi-Tech Industrial Zone, Nan Shen District, Shenzhen

"Lease Permit" number:    G14875


Tenant:      UTSTARCOM
             ---------

Address: 4th Floor, Wearnes Technology Building, Science & Industry Park, Nantou SZ 51806


     Pursuant to "Lease Regulation of Sheng Zhen Economic District" and its relevant executive rules, this Lease Agreement is made and entered into by and between LEGEND TECH, hereinafter referred to as "Landlord", and UTSTARCOM, hereinafter referred to as "Tenant".

Lease Agreement is as follows:

   1. Landlord hereby leases Legend Research and Development Center located in NanShen, Sheng Zhen, hereinafter referred to as "the Premises", to Tenant. The Premises hereby leased to Tenant are nine thousand nine hundred and ninety six square feet.

   2. The term of the lease is three years. The lease term commences on September 10, 2001 and will be expire on September 9, 2004.

   3. Landlord leases the Premises to Tenant for purposes of general office, research and development. Landlord warrants compliance with relevant national safety standards. However, Tenant shall obtain Landlord's consent in the event of using the Premises for purposes described otherwise. Tenant shall obtain all licenses and permits necessary for changing its use of the Premises.

   4. Landlord warrants compliance with all governmental laws, ordinances and regulations applicable to permitted use of the Premises described in section 3 of the Lease Agreement. Tenant warrants compliance with all governmental laws, ordinances and regulations concerning Tenant's use of the Premises.

     5. The monthly rent of the Premises is calculated by square feet. The second floor with a total of five thousand four hundred and fifty square feet is calculated monthly at sixty three RMP per square foot. The third floor with a total of four thousand five hundred and forty six square feet is calculated monthly at seventy RMP per square foot. The total amount of monthly rent of the Premises is six hundred sixty one thousand five hundred and seventy RMP. The rental payment is due and payable to Landlord by Tenant on or before the tenth of each month.

     6. Landlord shall deliver possession of the Premises to Tenant on or before September 10, 2001. In the event Landlord fails to deliver possession on time, Tenant may require extension of the lease term upon written confirmation by both parties.

     7. During the lease term, Landlord agrees to pay real property taxes, assessment of lands for rentals and rental management fees; Tenant agrees to pay utilities and management fees of the Premises.

     8. Landlord shall advances the expenses payable by Tenant for the first month of the lease term. Tenant shall reimburse Landlord of the payment within 10 days after one month using the Premises. Thereafter, all payments shall be made in advance by Tenant. The amount of advanced payment is based on the actual expenses in the previous month. Landlord shall provide vouchers to Tenant in accounting all payments. Landlord is entitled to demand payment if Tenant fails to make one month advanced payment. Except as otherwise provided, Landlord is entitled to stop Tenant's use of the Premises in the event Tenant fails to make such advanced payment.

     9. Security Deposit is allowed in this Lease Agreement. Landlord may charge Tenant two-month rental, which is one million three hundred twenty three thousand one hundred and forty RMP as security deposit. Landlord shall provide Tenant with vouchers upon reception of such deposit. Landlord and Tenant shall comply with all provisions in the Lease Agreement or shall be held liable in accordance with laws in the event of breach.

     10. Landlord warrants compliances with all laws, ordinances and regulations concerning safety of the Premises and facilities within. Tenant shall use the Premises and all facilities properly to avoid damage. Upon expiration or termination of the Lease Agreement, Tenant shall vacate and yield up possession of the Premises to Landlord and warrant good condition of the Premises and facilities, except as ordinary wear and tear. All payments due and payable by Tenant shall be made at the same time.

     11. During Tenant's use of the Premises, Tenant shall give prompt notice of defects or need for repairs to Landlord in the event such condition demands; Landlord shall commence repair within three days after reception of Tenant's notice. If Tenant is unable to give notice to Landlord or Landlord fails to repair, Tenant may initiate repair on behalf of Landlord in the witness of the agreement registered agency. Landlord is responsible for the cost of repair, including such repair by Tenant.

     12. If the damage or malfunction of the Premises or facilities is caused by Tenant's improper or unreasonable use of the Premises or facilities, Tenant shall be liable for timely repair or the cost of repair. If Tenant fails to make repairs, Landlord may initiate repairs on behalf of Tenant in the witness of the agreement registered agency. Tenant is responsible for the cost of such repairs.

     13. During the lease term, Tenant's consent is required in the event Landlord determines to make any alterations, additions or improvements to the Premises. The approval of Government authority is also required. Landlord and Tenant shall make other written agreement with respect of the event described above. During the lease term, Tenant may make alterations, additions or improvements to the Premises subject to consents by Landlord and Government authority. Landlord and Tenant shall make other written agreement with respect to the event described above.

     14. Without Landlord's consent, Tenant shall not have the right to assign, transfer or sublet all or part of the Premises to a third party. Upon Landlord's consent, Tenant shall register the assignment or sublease under the governing agency. However, the expiration date of the assignment or sublease shall not be later than the expiration date of this Lease Agreement. Tenant warrants that the Premises shall not be assigned, transferred, or sublet by assignee, transferee or sublessee.

     15. During the lease term, Landlord shall notify Tenant one month earlier in the event of assigning or transferring all or part of the Premises. Tenant is entitled the first right of refusal under the same terms. If the Premises are assigned or transferred to a third party, Landlord shall assure that assignee or transferee assume the obligations of this Lease Agreement.

     16. During the lease term, the Lease Agreement is terminated upon occurrence of the following events:

           (1) The obligations of the Lease Agreement cannot be fulfilled as a result of causes beyond reasonable control;

           (2) If the Premises should be taken for any public use by the government or by right of eminent domain;

           (3) The invalidation or expiration of Landlord's "rental permit for the Premises".

           If the Lease Agreement is terminated due to occurrence of section 16(3) and result in Tenant's loss, Tenant is entitled to recover the loss from Landlord.

      17. Landlord may terminate the lease upon occurrence of the following events. Tenant shall indemnify Landlord's loss resulted from termination of the Lease Agreement.
             (1)    Tenant fails to pay rental in excess of one month;

             (2)    The amount of overdue payments is in excess of ten thousand
RMP;

             (3) Tenant changes the use of the Premises unilaterally without Consents from Landlord and Government authority;

             (4) Tenant fails to make repairs or pay the cost of repairs in violation of section 12 of this Lease Agreement, which causes severe damage to the Premises or facilities within;

             (5) Tenant makes alterations, additions or improvements to the Premises without obtaining written consents from Landlord and Government authority;

             (6) Tenant assigns, transfers or subleases the Premises to a third party without Landlord's written consent.

             In the event of terminating the Lease Agreement upon occurrence of the events described above, Landlord shall give written notice to Tenant to vacate and return possession of the Premises. The remaining balance of advanced payments must return to Tenant. However, Landlord is not obliged to return the security deposit.

      18. Tenant may terminate the lease upon occurrence of the following events. Landlord shall indemnify Tenant's loss resulted from termination of the Lease Agreement.

             (1) Landlord fails to deliver possession of the Premises in excess of one month;

             (2) Tenant cannot use the Premises as permitted as a result of Landlord's failure to comply with section 4 of this Lease Agreement;

             (3) Tenant cannot use the Premises as permitted as a result of Landlord's failure to repair or pay the cost of repairs pursuant to section 11 of this Lease Agreement;

             (4) Landlord makes alternations, additions or improvements to the Premises without consents of Tenant and Government authority.

             In the event of terminating the Lease Agreement upon occurrence of the events described above, Tenant shall give written notice to Landlord of vacating and yielding up possession of the Premises. Tenant is entitled recovery of doubled security deposit and a penalty of six hundred thousand RMP and remaining balance of advanced payments made by Tenant.

      19. Tenant shall make request to Landlord with respect to extension of the lease term no later than three months before the expiration date of the lease; Landlord shall provide Tenant the first right of refusal under the same term if the Premises are continued to be leased. Landlord and Tenant shall make new lease agreement if agreed to continue the lease and register the new agreement under governing agency.

      20. Within five days after the termination or expiration of the lease, Tenant shall vacate and yield up immediate possession of the Premises to Landlord. Landlord may file suit against Tenant in People's court in the event Tenant fails to vacate and yield up possession of the Premises.

      21. In the event Tenant fails to pay any installment of rent when such installment is due, Tenant is liable for a late charge in an amount equal to point three percent of such installment multiplied by days overdue.

      22. In the event Tenant assigns, transfers or sublets all or part of the Premises unilaterally, Tenant is liable for a penalty in an amount of monthly seventy RMP per square feet assigned, transferred, or subleased.

      23. In the event Landlord or Tenant fails to fulfill obligations incurred under this Lease Agreement that results in losses, the non-breaching party is entitled recovery of actual losses and foreseeable profits.

      24. The Supplement Agreement entered into by Landlord and Tenant attached hereto is incorporated herein by reference into and made a part of this Lease Agreement. Landlord and Tenant may make supplement agreement for situations not covered in this Lease Agreement and such supplement shall register under governing agency. The supplement agreement is as the same effect as this Lease Agreement.

      25. In the event disputes arising from the Lease Agreement, Landlord and Tenant shall resort to mediation; Petition for arbitration in Sheng Zhen arbitration committee may be filed in the event mediation is not successful.

      26.    The Lease Agreement in Chinese controls.

      27. This Lease Agreement is executed in five counterparts. Landlord retains one copy, Tenant retains two copies and the agreement registered agency retains two copies.

      28.    The Lease Agreement is effective upon due execution.

     Landlord (seal and signature):

     Representative:

     Telephone number:

     Bank Account:


     Authorized Agent (seal and signature):

     Tenant (seal and signature):

     Representative:

     Telephone number:

     Bank Account:

     Authorized Agent (seal and signature):      Date: August 31, 2001.



     Registrant (seal and signature):            Date: September 12, 2001.


     Agreement Registered Agency:                Date: September 12, 2001.
     (seal and signature)

                              Supplement Agreement

     Landlord: LEGEND TECH                                      Tel no: 6983988

     Tenant: UTSTARCOM                                          Tel no: 6635333


     Pursuant to "Lease Regulation of Sheng Zhen Economic District" and its relevant executive rules, Landlord and Tenant hereby enter into this Supplement Agreement to be incorporated into and made a part of the Lease Agreement attached hereto (Lease Agreement number: 2006793) with respect to situations not covered in the Lease Agreement.

     1. Premises.

        Landlord hereby agrees to lease the Premises located in Legend Research and Development Center at South First Avenue in South High Technology Area in Sheng Zhen, China, hereinafter referred to as "the Premises", to Tenant. The rental area in second and third floors of the Premises is nine thousand nine hundred and ninety six square feet (based on the computation by governing agency, including common area shared by the Premises.)

     2. Rent and Others.

        Rent: The second floor with a total of five thousand four hundred and fifty square feet is calculated monthly at sixty three RMP per square feet. The monthly rent for second floor is three hundred forty three thousand three hundred and fifty RMP; the third floor with a total of four thousand five hundred and forty six square feet is calculated monthly at seventy RMP per square feet. The monthly rent for third floor is three hundred eighteen thousand two hundred and twenty RMP. The total amount of monthly rent is six hundred sixty one thousand five hundred and seventy RMP. The rent for the Premises is locked for two years. Rent adjustment in the third year shall be negotiated by Landlord and Tenant. (Rent includes real property taxes, assessment of lands for rentals and rental management fees.)
        Parking: Landlord shall provide Tenant with thirty three designated parking spaces, ten of which shall be ground parking while the other twenty three parking spaces may be underground.
        Trade Fixtures: Landlord hereby agrees to lease the Premises to Tenant free of rent for three months for the purpose of trade fixtures installing. However, Tenant agrees to pay management fees of the Premises and utilities used on or from the Premises (including proportionate utilities of common area not separately metered to Tenant.) Landlord shall deliver possession of the Premises to Tenant no later than three days after execution of the Lease Agreement. If Landlord fails to deliver possession of the Premises on time, the lease term can be extended upon negotiations by Landlord and Tenant. The calculation of rent commences on December 10, 2001.

        Others:

                (1) In consideration of the obligation of Tenant to pay usage fee as herein provided, Landlord hereby agrees to provide the side of South Avenue of the Premises for installment of Tenant's signs. (Landlord and Tenant's signs of the companies shall be installed in the same manner and format on the Premises.) The annual usage fee is eighty thousand RMP. The calculation of usage fee commences upon the date of use by Tenant. The usage fee can be made in two installments. (Forty thousand RMP is due and payable no later than three days after usage for half a year, the remaining forty thousand RMP is due and payable by the end of the year of usage.)

                (2) Landlord hereby agrees to allow Tenant to place a test antenna on the top of the Premises free of charge. The height of the antenna shall not be in excess of five feet. Tenant shall comply with all laws or regulations with respect of placing the test antenna. The exact location of placing the test antenna shall be negotiated and confirmed by Landlord and Tenant.

     3. Security Deposit.

        Tenant hereby agrees to pay Landlord a security deposit in the amount of two-months rent before taking possession of the Premises. (One million three hundred twenty three thousand one hundred and forty RMP.) The security deposit shall be returned by Landlord free of interest to Tenant at such time after termination or expiration of the lease that all of Tenant's obligations under this lease have been fulfilled.

     4. Monthly Utilities.

        The utility of the Premises is metered in accordance with relevant regulations by Sheng Zhen city. Tenant shall pay all water, gas and other utilities used on or from the Premises; Tenant shall also pay the proportionate utilities of common areas not separately metered to Tenant pursuant to "Proportion Rules of Research and Development Center utilities".

     5. Term and Termination of the Lease.

                (1) The term of the lease is three years. The term commences on September 10, 2001 and will expire on September 9, 2004. Tenant shall make written request to Landlord with respect to extension of the lease term no later than three months before the expiration date of the lease. Upon Landlord's consent, Tenant may continue to lease the Premises.

                (2) During the lease term, Landlord shall give notice to Tenant no later than three months before assigning or transferring all or part of the Premises. Landlord shall provide Tenant the first right of refusal under the same term if the Premises are to be assigned or transferred. If the Premises are assigned or transferred to a third party, Landlord shall assure that the assignee or transferee assumed obligations of this Lease Agreement.

                (3) During the lease term, Tenant would not be entitled recovery of the security deposit if failing to give written notice to Landlord no later than three month before termination of the lease.

     6. Management of the Premises.

        The Premises are managed by Sheng Zhen Mid Sea Management Company, hereinafter referred to as "Management Company". Tenant shall enter into contract with Management Company concerning the Premises immediately after execution of this Lease Agreement. The detailed content and service items are described in resident's covenant. The management fee of the Premises is ten dollars and eighty three cents RMP per month. Adjustment of management fee of the Premises upon expiration of this Lease Agreement shall not be made without consent of the association committee of the Premises.

     7. Payment.

                (1) The monthly rent is due and payable by Tenant on or before the tenth of every month. The rent payment shall be made to a Landlord's designated account, or directly to Landlord's treasury department. Landlord is not obliged to give written notice of rent payment to Tenant. In the event Tenant fails to pay any installment of rent when such installment is due, Tenant is liable for a late charge in an amount equal to point three percent of such installment multiplied by days overdue.

                (2) Landlord shall provide Tenant with receipt upon reception of the security deposit; Landlord shall also provide Tenant with formal rental vouchers upon reception of rent payment made by Tenant.

     8. Purposes and Regulations.

                (1) The Premises shall be used for the purposes of general office, research and development purposes. (The Premises are currently vacant for rental.)

                (2) Landlord warrants the lawfulness of permitted use described above. Landlord also warrants the Premises are in conformity with national safety standards. (Tenant shall obtain approval from Government authority as to installment of trade fixtures or alterations to the Premises. Extinguishers in the Premises shall be furnished by Tenant.)

                (3) Landlord warrants compliance with all governmental laws, ordinances and regulations applicable to permitted use of the Premises.

                (4) Tenant warrants compliance with all governmental laws, ordinances and regulations during the use of the Premises.

                (5) Tenant shall not erect unauthorized buildings around common areas of the Premises. Landlord is entitled to demand possession of the Premises if otherwise. Tenant is liable for all losses resulted therein.

     9. Possession Delivery and Maintenance.

                (1) Landlord warrants the Premises and facilities are in conformity with all applicable governmental laws, ordinances and regulations. Tenant shall use the Premises and facilities properly to avoid unreasonable damage. Upon termination or expiration of the lease, Tenant shall vacate and yield up possession of the Premises to Landlord and warrant good condition of the Premises and facilities, except ordinary wear and tear. All expenses due and payable by Tenant shall be made at the same time.

                (2) During Tenant's use of the Premises, Tenant shall give prompt notice of defects or needs to repair to Landlord in the event such condition demands; Landlord shall commence repair within three days after reception of notice from Tenant. If Landlord fails to repair, Tenant may initiate repairs on behalf of Landlord in the witness of the agreement registered agency. Landlord is responsible for the cost of repairs in both given situations.

                (3) If the damage or malfunction of the Premises or facilities is caused by Tenant's improper or unreasonable use of the Premises or facilities, Tenant shall be liable for timely repair or the cost of repair. If Tenant fails to repair, Landlord may initiate repair on behalf of Tenant in the witness of the agreement registered agency. Tenant is responsible for the cost of such repair.

                (4) During the lease term, Tenant shall give written notice to Landlord and obtain consent from Government authority no later than thirty days before making alterations, additions, improvements or trade fixtures installments to the Premises. In the event of emergencies, such as typhoon, earthquake, fire or burglary, etc., Management Company and Landlord have the right to enter the Premises for emergency without giving notice to Tenant.

                (5) During the lease term, upon obtaining consents from Landlord and Government authority, Tenant may make alterations, additions, improvements or trade fixture installments to the Premises.

     10. Remedies for Breach of this Agreement.

                (1) Upon occurrence of the following events, Landlord has the right to stop furnishing water, gas and other utility services. Tenant is liable for losses resulted therein.

                         a. Tenant fails to pay rental in excess of one month;

                         b. The amount of overdue payment by Tenant is in excess
of ten thousand RMP;

                        c. Tenant changes the use of the Premises unilaterally without obtaining consents from Landlord and Government authority;

                        d. Tenant assigns, transfers or sublets all or part of the Premises to third party without Landlord's consent;

                        e. Tenant fails to make repair or pay the cost of repair in violation of section 9(3) of this Supplement Agreement, which causes severe damage to the Premises or facilities within;

                        f. Tenant makes alterations, additions, improvements or trade fixture installments to the Premises without consents from Landlord and Government authority in violation of section 9(5) of the Supplement Agreement.

                        Upon occurrence of the events described above, Landlord is entitled to terminate the lease unilaterally and repossess the Premises after giving written notice to Tenant. The remaining balance of advanced payments made by Tenant shall be returned to Tenant. However, Landlord is not obliged to return the safety deposit.

                (2) Upon occurrence of the following events, Tenant has the right to terminate the lease. Landlord is liable for losses resulted therein.

                        a. Landlord fails to deliver possession of the Premises in excess of one month;

                        b. Tenant is not able to use the Premises as permitted due to Landlord's violation of section 8(3) of the Supplement Agreement;

                        c. Tenant is not able to use the Premises due to Landlord's failure to make repairs or pay the cost of repair without causes in violation of section 9(2) of the Supplement Agreement;

                        d. Landlord shall not make alterations, additions or improvements to the Premises without obtaining consents from Tenant and Government authority.
                        Upon occurrence of the events described above, Tenant is entitled to terminate the lease unilaterally and vacate the Premises after giving written notice to Landlord. Tenant is entitled to recovery of doubled security deposit, a penalty in an amount of six hundred thousand RMP by Landlord and the remaining balance of advanced payments made by Tenant.

     11. Vacation of the Premises.

                (1) Tenant shall give written notice to Landlord no later than three months before vacating of the Premises if such is earlier than the expiration date of the lease. Upon inspection of the Premises by Landlord, the security deposit shall be returned to Tenant free of interest if Tenant fulfills all obligations incurred in this Agreement.

                (2) Upon expiration, termination of the lease or earlier vacating of the Premises, Tenant shall not remove or damage the annexed fixtures to the Premises, including but not limited to doors, windows, walls, ceilings, lights, air holes and electricity facilities; However, Tenant shall remove fixtures that are deemed unnecessary to keep or as garbage by both parties. In the event Tenant removes trade fixtures such as air conditioning at Tenant's own expenses, Tenant shall restore the Premises to their original condition. Tenant shall complete removal and vacation of the Premises within five days.

     12. The Lease Agreement is terminated automatically upon occurrence of the following events during the lease term:

                (1) The obligations of the Lease Agreement cannot be fulfilled as a result of causes beyond reasonable control;

                (2) If the Premises should be taken for any public use by the government or by right of eminent domain;

                (3) The invalidation or expiration of Landlord's "rental permit for the Premises".

                Tenant is entitled to recovery of the losses resulted from termination of the Lease Agreement due to section 12(3).

     13. Dispute Resolution.

                (1) Landlord and Tenant may make any supplement agreement with respect to situations not covered in this Agreement during the lease term. In the event disputes arise from the Lease Agreement, Landlord and Tenant shall resort to mediation; Petition for arbitration in Sheng Zhen arbitration committee may be filed in the event mediation is not successful.

                (2) The Lease Agreement is hereby agreed and entered into by Landlord and Tenant. This Lease Agreement is effective upon due execution by both parties. The Agreement is executed in five counterparts. Both parties retain two copies and the agreement registered agency retains one copy of the Agreement.

     14. Miscellaneous.

                (1) Landlord shall execute formal "Lease Agreement" of Sheng Zhen

Land Development Agency with Tenant on or before February 10, 2001. Tenant may request recovery of losses from Landlord in the event of failure to execute the formal Lease Agreement. "Lease Agreement" is in the same effect as this Supplement Agreement. In the event of conflict between "Lease Agreement" (agreement number:2006793) and this Supplement Agreement, Supplement
Agreement controls.

     (2) Correspondence between Landlord and Tenant in Chinese controls.

     (3) Chinese interpretation of this Agreement controls.

     (4) The Agreement is hereby agreed and entered into by Landlord and Tenant. The Supplement Agreement is effective upon due execution by both parties. The Supplement Agreement is executed in five counterparts. Both parties retain two copies and the agreement registered agency retains one copy of the Agreement.

Landlord: /s/ LEGEND TECH                       Tenant: /s/ UTSTARCOM, Inc.
          ---------------                               -------------------

Bank:                                           Bank:
Account number:                                 Account number:
Representative:                                 Representative:
Date:                                           Date:


Registrant:

Agreement Registered Agency:

Date:

Executed in Legend Research and Development Center in Sheng Zhen, China.

                            Translation Certification
                            -------------------------

         I hereby certify that the foregoing represents a fair and accurate English translation of the original Chinese document.

Dated:  February 8, 2002

                                By: /s/ Michael J. Sophie
                                    ----------------------------------------
                                     Michael J. Sophie
                                     Chief Financial Officer